Exhibit 10.5

AMENDMENT NO. 3

TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 3, dated September 2, 2011, to that certain Employment Agreement, dated as of August 1, 2005, as amended by Amendment No.1, dated October 30, 2007 and Amendment No. 2, dated June 23, 2009 (the “Employment Agreement”), by and between Hi-Tech Pharmacal Co., Inc. (the “Corporation”) and William Peters (the “Executive”).

WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to amend the Employment Agreement (i) to extend the term of the Employment Agreement and (ii) to increase the compensation thereunder.

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Employment Agreement.

2. Section 3 of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“Section 3.  Term of Employment.  The term of this Employment Agreement shall commence on August 1, 2011 and shall continue until July 31, 2013 and shall automatically renew for successive one year terms unless terminated by the Corporation upon six (6) months’ advance written notice to Executive of the Corporation’s decision not to renew the Employment Agreement, or by Executive, upon sixty (60) days advance written notice to the Corporation, or unless earlier terminated pursuant to the provisions of Section 5 hereof.”

3.           Section 4.1 of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“4.1.  Compensation.  As compensation for his services hereunder the Corporation shall pay Executive (i) for the period August 1, 2011 through July 31, 2012 an annual salary (“Salary”) equal to $315,000 ($6,057.69 per week) and (ii) for the period August 1, 2012 through July 31, 2013 a Salary equal to $330,750 ($6,360.58 per week).  The Salary shall be payable weekly less such deductions as shall be required to be withheld by applicable law and regulations.”

4.           Except as modified by this Amendment No. 3, in all other respects the Employment Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 to the Employment Agreement as of the date set forth above.

HI-TECH PHARMACAL CO., INC. By:/s/David Seltzer David Seltzer, President Dated: September 6, 2011 /s/William Peters William Peters Dated: September 6, 2011